UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2018

GREAT WESTERN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36688	47-1308512
(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue
Sioux Falls, South Dakota	57104
(Address of Principal Executive Offices)	(Zip Code)

(605) 334-2548
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                         Emerging growth company        ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                 ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On May 2, 2018, Great Western Bancorp, Inc. (the “Company”) reported on a Form 8-K that Karlyn Knieriem, formerly serving as Senior Vice President and Head of Enterprise Risk Management of the Company was to succeed Stephen Ulenberg as Executive Vice President and Chief Risk Officer effective June 15, 2018, and that the Company and Ms. Knieriem entered into an Employment Agreement on May 1, 2018 (“Agreement”) which was subject to approval of the Company’s board of directors. On July 25, 2018, the Company’s board of directors approved the Agreement. The following summary description of the Agreement is qualified in its entirety by reference to the full text thereof, which is attached as Exhibit 10.1 and incorporated by reference. Unless defined herein, capitalized terms have the meaning given them in the Agreement.
The Agreement is for an unspecified duration and constitutes “at will” employment. Ms. Knieriem will be paid a base salary of $255,000 per year, (“Base Salary”). The Base Salary for Ms. Knieriem will be reviewed at least annually and may be increased at any time for any reason by the Compensation Committee or the Board, as applicable.
Beginning with the fiscal year ending September 30, 2018, Ms. Knieriem will be entitled to receive an annual cash incentive bonus (“Bonus”) which Bonus will range from zero percent (0%) to two hundred percent (200%) of her target Bonus opportunity based on actual performance against performance metrics established by the Compensation Committee. Ms. Knieriem’s target Bonus opportunity will be thirty percent (30%) of her Base Salary. Thereafter, the Compensation Committee or the Board, as applicable, may establish different performance metrics for future fiscal years.
Consistent with the Agreement, Ms. Knieriem has been granted an annual long-term incentive compensation award (“LTI Award”) for Fiscal Year 2018 with a value of $85,000, fifty percent (50%) in the form of time-based restricted stock units, which vest in three equal annual installments and fifty percent (50%) in the form of performance-based restricted stock units which vest based on performance over a three (3)-year performance period. For any fiscal year ending during Ms. Knieriem’s employment following the 2018 Fiscal Year, she will be eligible to receive an LTI Award in form and amount determined in the sole discretion of the Compensation Committee or the Board, as applicable. LTI Awards, including the LTI Award for the 2018 Fiscal Year, will be subject to the terms of the Company equity plan under which it is granted and to the terms of any applicable award agreement.
The Agreement provides that if Ms. Knieriem is terminated for Cause, she is entitled to receive amounts earned during the term of employment. Such amounts include unpaid Base Salary through the date of termination; accrued but unused paid time off (“PTO”) and reimbursements of properly submitted business expenses.
The Agreement also provides that in the event of death, disability or retirement, Ms. Knieriem will be entitled to receive unpaid Base Salary through the date of termination; accrued but unused paid time off; reimbursements of properly submitted business expenses and Earned Bonus and Prorated Bonus as defined in the Agreement. Such payments will be made no later than 60 days following the termination date. In the case of termination due to permanent disability, Great Western will continue to pay 100% of Ms. Knieriem’s then-current base salary for a period of 90 days following such termination. In the case of death, Ms. Knieriem will immediately vest in all outstanding awards under the Company's incentive plans. In the case of disability or retirement, outstanding LTI Awards will continue vesting on the vesting date(s) specified in the applicable award agreement, as if employment had not terminated and subject to continued compliance with the restrictive covenants within the Agreement.
The Agreement further provides that in the event of termination without Cause or for Good Reason by Ms. Knieriem, she is entitled to the payment of the following amounts:

•	the payment of unpaid base salary; accrued but unused paid time off; reimbursements of business expenses will be made within 30 days of termination; and all other accrued and vested benefits;

•	the payment of Earned Bonus and Prorated Bonus will be made at the time that such bonus would have otherwise been paid had employment not been terminated;

•
the cash severance payment equal to two times current salary and current target STI Plan bonus opportunity will be paid in 26 equal biweekly payments following termination date for Ms. Knieriem, and such payments to be made in accordance with the Company’s payroll practices;

•
the continuation of benefits under the Company's group health insurance, vision and dental plans at the level provided immediately prior to termination date through the two-year anniversary date of such termination date, at which time Ms. Knieriem may be eligible to elect to continue health care and dental coverage under COBRA, or the payment to Ms. Knieriem of a lump-sum cash payment equal to 12 times the monthly COBRA cost of continued health and medical coverage for Ms. Knieriem and, as applicable, her covered spouse and/or dependents at the level provided immediately prior to the termination date, with such payment grossed up for applicable taxes; and

•
the continued vesting of outstanding awards under the LTI Plan and the performance stock awards granted in connection with the Offering on the vesting date(s) specified in the applicable award agreement, as if employment had not terminated and subject to continued compliance with the restrictive covenants within the agreement.

In the event of termination without Cause or for Good Reason of Ms. Knieriem within 24 months of a change-in-control, Ms. Knieriem shall be entitled to the same payments and items described above under "Payment Obligations for Termination Without Cause or for Good Reason" and will be paid on a date that is no later than 60 days following the termination date. Additionally:

•	the severance payment will be paid in a lump-sum (instead of in installments) and equal to two times the sum of current base salary plus current target STI Plan bonus opportunity for Ms. Knieriem; and
in lieu of the continuation of benefits under the Company's group health insurance, vision and dental plans, a lump-sum cash payment equal to 24 times the monthly COBRA costs of continued health and medical coverage for Ms. Knieriem and, as applicable, covered spouse and/or dependents at the level provided immediately prior to termination, with such payment grossed up for applicable taxes.
The Agreement contains certain restrictive covenants prohibiting Ms. Knieriem from competing against the Company and the Bank or soliciting the Company’s or the Bank’s customers for a period of time following termination of employment, all as more particularly set forth in each Employment Agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Great Western Bancorp, Inc. and Karlyn M. Knieriem

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT WESTERN BANCORP, INC.

Date: July 25, 2018	By:	/s/ Donald J. Straka
	Name:	Donald J. Straka
	Title:	General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement between Great Western Bancorp, Inc. and Karlyn M. Knieriem